Exhibit 10.4

Strategic Cooperation Agreement

Ctrip Computer Technology (Shanghai) Co., Ltd. and its branches

Chengdu Ctrip Information Technology Co., Ltd. and its branches

Shanghai Hecheng International Travel Agency Co., Ltd. and its branches

And

Shanghai Atour Hotel Management Co., Ltd.*(上海亚朵酒店管理股份有限公司)

(formerly known as Atour (Shanghai) Hotel Management Co., Ltd.)

1 January 2018

Party A: Shanghai Atour Hotel Management Co., Ltd.*(上海亚朵酒店管理股份有限公司) (formerly known as Atour (Shanghai) Hotel Management Co., Ltd.) (hereinafter referred to as “Party A”)

Party B: Ctrip Computer Technology (Shanghai) Co., Ltd. and its branches (hereinafter referred to as “Party B”)

Party C: Chengdu Ctrip Information Technology Co., Ltd. and its branches (hereinafter referred to as “Party C”)

Party D: Shanghai Hecheng International Travel Agency Co., Ltd. and its branches (hereinafter referred to as “Party D”)

The Strategic Cooperation Framework Agreement as set out below is reached after arm’s length negotiations between Party A, Party B, Party C and Party D under the principle of equality and mutual benefit.

I. PURPOSE OF THE COOPERATION

Sincere Cooperation, Mutual Benefit, Equality and Voluntariness, and Win-win Development

II. GOALS FOR THE COOPERATION

The cooperation aims to build a sustainable strategic cooperation partnership through the close collaboration of Party A, Party B, Party C and Party D, thereby assisting Party A to quickly acquire customer resources, improve overall operational efficiency, expand market share and enhance brand image, as well as delivering huge commercial value for Party A, Party B, Party C and Party D to achieve a win-win situation.

III. TERMS OF THE COOPERATION

1. Rights and obligations of Party A

1.1 Party A recognizes Party B, Party C and Party D as its strategic partners and strictly abides by its strategic cooperation commitments.

1.2 The newly-opened hotels of Party A may be launched online at the platforms of Party B and Party D on the opening day, and the detailed online process shall be discussed and worked out by Party A, Party B, Party C and Party D. In case of special promotion of the newly-opened hotels of Party A, Party A may have priority in participating in the marketing activities of “New Hotel Offers” of Party B and Party D.

1.3 Party A shall provide Party B, Party C and Party D with a basic commission of 15% of the total room rates. In case of any specific recommendation, Party A may discuss concrete policies such as commissions, reserved rooms, and step-by-step incentives with business personnel in the corresponding area of Party B. The specific payment method and distribution mode shall be negotiated separately by all parties.

1.4 In all public channels (including but not limited to OTA-online sales platform), Party A, on behalf of its subordinate member hotels, authorizes Party B and Party D to enjoy preferential cooperation policies and ensure that there are competitive advantages in products and provide room reservation services for Party A’s subordinate member hotels.

1.5 Hotels under Party A will set a prepaid price to Party D based on the prepaid channels provided by Party D: 1. airline ticket plus hotel mode; 2. preferred mode; and 3. prepaid mode.

1.6 Party A shall provide Party B and Party D with detailed hotel information, competitive room rates (not higher than the selling prices of other sales platforms under the same conditions), adequate room availability and timely reply confirmation for room reservation services, so as to give full play to the advantages of Party B and Party D on the platform. Additionally, the room rates provided by Party A to Party B and Party D shall be tax inclusive.

1.7 Party A shall arrange rooms in good condition for the customers of Party B and Party D, give Party B and Party D a certain amount of reserved rooms, and on this basis, the mainstream room operation shall be Free Sale, and there will be no circumstances where no room is available, no reservation, inverted price or others when customers arrive. Party A offers members of Party B and Party D the following shared rights and benefits: 1. fast check-in and check-out services; 2. free Internet access; 3.late check-out; 4. free use of their own gymnasium; and 5. upgrade to a higher standard room type for free (subject to room availability), so that members of Party B and Party D are more willing to become the repeat VIPs of Party A, and demonstrate the benefits of the cooperation. Party A shall respect the membership rights and benefits of Party B and Party D, and Party A and Party A’s member hotels shall not convert the orders and member customers of Party B and Party D through various preferential terms such as discount price, free gifts and membership price. Upon investigation and discovery of such cases, Party B and Party D shall have the right to terminate the cooperation with Party A and such member hotel, and claim compensation for all losses suffered by Party B and Party D.

1.8 All hotels under Party A shall participate in the policies of Ctrip Gold Hotel.

1.9 Each of Party A and its subordinate hotels shall designate a contact person to strengthen communication and deal with work matters. All parties conduct regular business and operating data sharing.

2. Rights and obligations of Party B and Party D

2.1 Party B, Party C and Party D acknowledges Party A as their respective strategic cooperative partner and strictly abide by their respective strategic cooperation commitments.

2.2 Party B, Party C and Party D authorize Party A to indicate the word “Ctrip Strategic Partner” on Party A’s website, printed matter and external publicity.

2.3 Party A’s member hotels that offer preferential cooperation policies to Party B and Party D shall be provided more diversified channels for publicity.

(1) Party A’s group field shall be added to the “Group Screening” option on the online reservation pages of Party B and Party D.

(2) In the online/offline/mobile hotel channel, Party A’s member hotels that offer preferential cooperation policies to Party B and Party D shall be marked with distinctive labels that are different from ordinary hotels.

(3) Party A’s member hotels that offer preferential cooperation policies to Party B and Party D shall be placed in a priority display position in the online/mobile hotel channel.

(4) Party A’s member hotels that offer preferential cooperation policies to Party B and Party D shall enjoy the priority of recommendation in the offline channel.

(5) Party B and Party D shall conduct website advertising and publicity for Party A’s hotels.

A. Domestic hotel channel banner widescreen (once every 2 weeks, twice a year)

(6) WeChat promotion products that meet the requirements once every six months

(7) More publicity for the production of the hotel group page

(8) If the conditions are met, direct system connection will be given in priority

(9) Assist the group in unified commission and unified settlement

2.4 Party B and Party D shall provide Party A with abundant cooperation opportunities

(1) Party B and Party D recommend and give Party A priority to display rich product styles and combinations such as pay-as-you-go, prepaid, preferential selection, group purchase, and airplane ticket plus hotel to help with Party A’s implementation of revenue management.

(2) Party B and Party D may prioritize cooperation in member rights

2.5 Party B and Party D shall provide Party A with good customer relationship services

(1) Party B and Party D shall give priority to Party A to participate in the thank-you activities organized by Party B and Party D.

(2) Party B and Party D shall designate a contact person to strengthen communication and deal with work matters.

3. The rights and obligations of Party C

3.1 Party C acknowledges Party A, Party B and Party D as its strategic partners, and strictly abides by its strategic cooperation commitments.

3.2 Party C shall be responsible for the technical support and routine maintenance of systems of Party A，Party B and Party D.

4. Duration of cooperation

1. This agreement shall be valid during the period from 1 January 2018 to 31 December 2018. Before the expiration of the term of the cooperation, if any party fails to notify the other parties in writing within 1 month before expiration of this agreement of the termination thereof, this agreement shall automatically continue until a new contract is signed by Party A, Party B, Party C and Party D.

5. Default liability

Except as otherwise stipulated in this agreement, Party A, Party B, Party C and Party D to the agreement shall not unilaterally alter or terminate this agreement without authorization.

In case of an economic dispute caused by Party A’s products or services, Party A shall be liable for compensation.

Matters not covered in this agreement may be settled by Party A, Party B, Party C and Party D through negotiation. If Party A, Party B, Party C or Party D has a dispute over the execution of this agreement which cannot be resolved through negotiation, the principal may file a lawsuit in the court where the plaintiff is located according to relevant laws of the People’s Republic of China.

Any party that violates any of the provisions of this agreement shall be liable to counterparties and compensate the counterparties for all losses, including but not limited to attorney fees and litigation fees.

Party A guarantees that the relevant information and pictures it provides to Party B, Party C and Party D are true, accurate and complete, and do not infringe the legitimate rights and interests of third parties, and authorizes Party B, Party C and Party D to use such information free of charge on the pages of their affiliate websites and cooperation/alliance websites or in other reasonable ways. Otherwise, where Party B, Party C and Party D or their users are complained or sued for the above reasons, Party A shall actively intervene in the disputes, make a defense of non-infringement, and provide proof of rights, authorization documents and other non-infringement evidence as required by Party B, Party C and Party D, meanwhile, Party B, Party C and Party D shall have the right to unilaterally terminate this agreement, and all losses incurred to Party B, Party C and Party D or their users shall be borne by Party A. Such losses include but are not limited to fines, liquidated damages, compensation, license fees, investigation fees, travel expenses, notary fees, evaluation fees, litigation fees, attorney fees, etc..

Party A agrees that it will not conduct any illegal or improper activities in use of the services provided by Party B, Party C and Party D, including but not limited to unfair competition that violates the principle of good faith, or maliciously placing orders or false transactions, or other behavior maliciously disrupting the trading order of Ctrip.

If Party A violates this agreement, Party B, Party C and Party D shall have the right to immediately suspend all services provided to Party A and notify Party A in writing to make corrections. If Party A fails to make corrections within the time limit set by Party B, Party C and Party D, Party B, Party C and Party D shall have the right to terminate this agreement in advance; meanwhile, Party A shall also bear the relevant default liabilities to Party B, Party C and Party D. If Party A does infringe on the interests of Party B, Party C and Party D, the latter shall have the right to terminate this agreement in advance, and reserve their right to pursue Party A the property and other losses caused to Party B, Party C and Party D due to the actions of Party A.

VI. CONFIDENTIALITY CLAUSE

1. With regard to the cooperation between Party A, Party B, Party C and Party D, each of Party A, Party B, Party C and Party D undertakes and guarantees that it has the obligation not to disclose confidential information to any party other than the agreed partner. The confidential information refers to any oral or written or other forms of non-public information related to the cooperation between Party A, Party B, Party C and Party D disclosed by one party to the other parties to the agreement, including but not limited to business plans, customer lists, technical data, product ideas, development plans, staff lists, operation manuals, processing techniques, technical theories, inventions and creations, financial condition and other materials agreed to be secret information at the time of submission (hereinafter referred to as “confidential information”).

2. For the confidential information described in this agreement, Party A, Party B, Party C and Party D, and their agents and representatives shall (1) keep information confidential not less than the level of protection of their own confidential information (at least to a reasonable degree); (2) require those who are aware of confidential information to keep confidential information confidential; and (3) if necessary, use the confidential information in a written manner as agreed upon by Party A, Party B, Party C and Party D.

3. Party A, Party B, Party C and Party D are exempted from confidentiality responsibility for the information obtained by the public through legal channels; the information from any party other than the agreed partner that does not violate any confidentiality obligations; the information required by laws or government authorities with jurisdiction to be disclosed in accordance with laws or regulations, or information required to be disclosed in accordance with legal procedures.

4. This confidentiality clause shall not become invalid due to the termination of the agreement between Party A, Party B, Party C and Party D.

VII. INTELLECTUAL PROPERTY

During the performance of this agreement, when any party to this agreement is using the company names, trademarks, trade names, brands, domain names and websites authorized by the other parties, it shall serve the content agreed by all parties to this agreement completely instead of for purposes of other business content or operation; Party A, Party B, Party C and Party D shall notify the other parties in writing in advance and obtain the written approval from the other parties before the use of the names, domain names and websites authorized by other parties to the agreement in their own promotional materials, business cards, market promotion, website construction and in any other aspects. Otherwise, the other parties shall have the right to notify the unauthorized user in writing of the termination of the agreement at any time, and the unauthorized user shall bear all legal liabilities arising therefrom and compensate all losses caused thereby.

Party A, Party B, Party C and Party D and their staff undertake not to devalue or damage the trademarks, business names, domain names, etc. owned by other parties to the agreement during the performance and after the expiration thereof, nor to do any derogation, plagiarism, distortion, destruction or other damage to the Internet pages or websites of other parties to the agreement.

During the validity period of this agreement and after the termination or cancellation of this agreement, each of Party A, Party B, Party C and Party D undertakes not to provide any parties other than the agreed partners (including but not limited to enterprises, commercial institutions or organizations that constitute a commercial competition relationship with the counterparty) any relevant information or materials in relation to the businesses and technologies of Party A, Party B, Party C and Party D, otherwise it shall bear the corresponding responsibilities and compensate the observant parties for all losses caused thereby.

VIII. CLAUSE PROHIBITING BRIBERY

1. Either party guarantees that it will not directly or indirectly pay any reward, remuneration or rebate, or provide any gifts or entertainment to, nor enter into any arrangements in respect of the foregoing matters with, the other parties to the agreement and any employee or management or staff of other parties other than the agreed partner related to this cooperation, except for small advertising gifts based on business practices (Ctrip report number: 021- 5426 1440, Ctrip report email: jubao @ctrip.com).

2. If any party violates the provisions of this Article, it shall be deemed as a serious breach of contract. The observant parties shall have the right to notify the breaching party to unilaterally terminate this contract in writing, and reserve the right to take further legal actions according to law. The breaching party shall bear all losses caused to the observant parties.

IX. OTHERS

This agreement shall be valid during the period from 1 January 2018 to 31 December 2018.

Party B may appoint other affiliates of Ctrip to provide services and jointly follow the conditions as stipulated under the agreement to perform specific operations.

Party A, Party B, Party C and Party D shall operate and pay taxes according to law. During the cooperation, Party A shall ensure that the business premises where it provides services shall have legal operating qualifications and fire safety facilities that comply with national laws and regulations. In case of any disputes, complaints or investigations by government departments caused by Party A, including but not limited to qualifications, false propaganda, etc., Party A shall bear all liability and promptly and properly resolve the same. If losses are caused to Party B, Party C and Party D, the latter shall have the right to request Party A to compensate for the direct or indirect losses caused thereby, and have the right to suspend the room reservation business at any time or terminate this agreement.

Party B, Party C and Party D conduct network and telephone promotion for Party A for free, however, Party B, Party C and Party D reserve their rights to stop the promotion at any time.

In all matters of this agreement, all parties shall have an obligation not to disclose to any other parties the information involved in this agreement or the confidential information that the other parties consider not to be disclosed.

If Party A, Party B, Party C and Party D are unable to perform their respective obligations under this agreement due to force majeure, they shall be partly or completely exempted from liability, unless otherwise provided by law. Party B, Party C and Party D shall not be held responsible for any loss caused by non-Party B’s unilateral factors that make guests unable to visit the store successfully, such as weather changes and flight delays.

If Party A does have any conduct that is not mentioned above and infringes the immediate interests of Party B, Party C and Party D, Party B, Party C and Party D shall have the right to terminate this agreement in advance and reserve their right to pursue Party A the property and other losses caused to Party B, Party C and Party D due to the actions of Party A.

This agreement is made in quadruplicate, each of which is held by Party A, Party B, Party C and Party D, and will become effective after being signed by and affixed with a seal of Party A, Party B, Party C and Party D. Each of the four copies of the agreement shall have the same effect.

Any issues not covered in this agreement shall be resolved through negotiation and signing supplementary agreement by Party A, Party B, Party C and Party D.

Party A: Shanghai Atour Hotel Management Co., Ltd.*(上海亚朵酒店管理股份有限公司), formerly known as Atour (Shanghai) Hotel Management Co., Ltd.

Address: 18/F, Wuzhong Building, No. 618 Wuzhong Road, Minhang District, Shanghai

Tel:

Fax:

Business contact: Li Jing

Signatory:   /s/ Shanghai Atour Hotel Management Co., Ltd.

Party B: Ctrip Computer Technology (Shanghai) Co., Ltd. and its branches

Address: SOHO, No. 968 Jinzhong Road, Changning District, Shanghai

Tel: 021-34064880

Fax: 021-52514577

Business contact:

Signatory:   /s/ Ctrip Computer Technology (Shanghai) Co., Ltd.

Party C: Chengdu Ctrip Information Technology Co., Ltd. and its branches

Address: Ctrip Information Technology Building, No.189 Tianfu Street 4, Gaoxin District, Chengdu

Tel: 028-65338899

Fax: 028-85319838

Business contact:

Signatory:   /s/ Chengdu Ctrip Information Technology Co., Ltd.

Party D: Shanghai Hecheng International Travel Agency Co., Ltd. and its branches

Address: SOHO, No. 968 Jinzhong Road, Changning District, Shanghai

Tel: 021-34064880

Fax: 021-52514577

Business contact:

Signatory:   /s/ Shanghai Hecheng International Travel Agency Co., Ltd.

* For identification purpose only